SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              April 3, 2002
                                                              -------------

                               Adolor Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)

Delaware                         000-26929                     31-1429198
--------                         ---------                     ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


620 Pennsylvania Drive, Exton, PA                                    19341
---------------------------------                                    -----
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (484) 595-1500
                                                     --------------


Not Applicable
-------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events.

     On April 23, 2002, Adolor Corporation, a Delaware corporation (the "Company"), announced that it elected Bruce A. Peacock to the positions of President, Chief Executive Officer and Director of the Company effective as of May 6, 2002. He succeeds John J. Farrar, Ph.D, who will continue to serve as a Director of the Company. The letter agreement between the Company and Mr. Peacock concerning the terms of Mr. Peacock's employment by the Company is attached to this Report as Exhibit 10.1, and the agreement between the Company and Dr. Farrar concerning the terms of Dr. Farrar's employment by the Company is attached to this Report as Exhibit 10.2. The press release concerning the election of Mr. Peacock is attached to this Report as Exhibit 99.1.


Item      7(c). Exhibits.

10.1 Letter Agreement between the Company and Bruce A. Peacock, dated April 22, 2002.

10.2      Agreement between the Company and John J. Farrar, dated as of April 3,
          2002.

99.1      Press Release of the Company, dated April 23, 2002.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                           ADOLOR CORPORATION



                           By:       /s/ Peter J. Schied
                               ---------------------------------
                               Name: Peter J. Schied
                              Title: Senior Vice President and Chief Financial
                                     Officer



Dated:  April 25, 2002